Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

March 15, 2013

H&E Equipment Services, Inc.

7500 Pecue Lane

Baton Rouge, LA 70809

Re:	Registration Statement on Form S-4
Registration No. 333-185334

Ladies and Gentlemen:

We have acted as special counsel to H&E Equipment Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-185334), filed by the Company, GNE Investments, Inc., a Washington corporation, Great Northern Equipment, Inc., a Montana corporation, H&E California Holding, Inc., a California corporation, H&E Equipment Services (California), LLC, a Delaware limited liability company, H&E Equipment Services (Mid-Atlantic), Inc., a Virginia corporation, and H&E Finance Corp., a Delaware corporation (collectively, the “Guarantors”), on December 7, 2012, as amended by Amendment No. 1 filed on January 10, 2013 and Amendment No. 2 filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended (the “Registration Statement”). Upon the effectiveness of and pursuant to the Registration Statement, the Company and the Guarantors propose to offer to exchange up to $630,000,000 aggregate principal amount of the Company’s 7% Senior Notes due 2022 (the “New Notes”) and the Guarantors’ guarantees thereof (the “New Guarantees”) for an equal aggregate principal amount of the Company’s outstanding unregistered 7% Senior Notes due 2022 issued on August 20, 2012 and February 4, 2013 (the “Old Notes”) and the Guarantors’ guarantees thereof (the “Old Guarantees”). The Old Notes consist of $530,000,000 principal amount of 7% Senior Notes due 2022 issued on August 20, 2012 and $100,000,000 principal amount of 7% Senior Notes due 2022 issued on February 4, 2013. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture, dated as of August 20, 2012, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is filed as Exhibit 4.5 to the Registration Statement (the “Indenture”). This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the New Notes and the New Guarantees.

H&E Equipment Services, Inc. March 15, 2013 Page 2

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee, (b) the Registration Statement will have been declared effective by the Commission, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (d) the New Notes have been duly authorized by the Company, and (e) the Old Notes have been, and the New Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes and the New Guarantees.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	When the New Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in exchange for the Old Notes in the manner contemplated by the prospectus included in the Registration Statement, then the New Notes will constitute valid and binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms.

2.	When the New Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in exchange for the Old Notes in the manner contemplated by the prospectus included in the Registration Statement, and when the New Guarantees have been duly executed in accordance with the terms of the Indenture, then the New Guarantees will constitute valid and binding obligations of each Guarantor enforceable against each Guarantor in accordance with their terms.

H&E Equipment Services, Inc. March 15, 2013 Page 3

The opinions rendered above are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. In addition, any such enforceability opinion is subject to the further qualification that a court may decline to enforce the choice of law provisions on the grounds of comity or because United States constitutional requirements are not satisfied. We express no opinion concerning the enforceability of waivers of rights or defenses or any indemnification or contribution provisions contained in any agreement or instrument.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law and, with respect to the due authorization of the New Guarantee by H&E California Holding, Inc., the California General Corporation Law. We express no opinion as to the laws of any other jurisdiction.

In so far as the opinions expressed herein relate to or are dependent upon matters governed by the laws of other jurisdictions, we have relied, with the Company’s and the Guarantors’ permission and consent and the permission and consent of counsel listed below, without independent investigation, upon the opinions of: (i) with respect to the laws of the Commonwealth of Virginia, Williams Mullen, P.C., filed as Exhibit 5.2 to the Registration Statement, (ii) with respect to the laws of the State of Montana, Garlington, Lohn & Robinson, PLLP, filed as Exhibit 5.3 to the Registration Statement, and (iii) with respect to the laws of the State of Washington, Ryan, Swanson & Cleveland, PLLC, filed as Exhibit 5.4 to the Registration Statement. With the Company’s and the Guarantors’ permission, we have assumed such opinions are correct, and the opinions above are subject to the assumptions and qualifications contained in the opinions of such counsel.

The opinions expressed herein are rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP